SCHEDULE 14A

                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION


           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the registrant [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ] Soliciting Material Pursuant to [ ] Rule 240.14a-11(c) or [ ] Rule 240.14a-12


                     WASHINGTON SCIENTIFIC INDUSTRIES, INC.
                (Name of Registrant as Specified in Its Charter)



    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


      Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transactions applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:


                                     [LOGO]
                                      WSI


                     WASHINGTON SCIENTIFIC INDUSTRIES, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JANUARY 9, 1997

     Notice is hereby given that the Annual Meeting of Stockholders of Washington Scientific Industries, Inc. (the "Company") will be held in the New Sweden Room at the Radisson Plaza Hotel located at 35 South Seventh Street, Minneapolis, Minnesota, on Thursday, January 9, 1997, at 3:30 p.m., Central Standard Time, for the following purposes:

     1. To elect seven directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected.

     2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on November 11, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

                                        By Order of the Board of Directors



                                        Gerald E. Magnuson, Secretary

Minneapolis, Minnesota
November 27, 1996

     TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY.


                                     [LOGO]
                                      WSI

                    WASHINGTON SCIENTIFIC INDUSTRIES, INC.

                               PROXY STATEMENT

     This Proxy Statement is furnished to the stockholders of Washington Scientific Industries, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders to be held on January 9, 1997, or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

     Any proxy may be revoked at any time before it is voted by written notice to the Secretary of the Company, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; but if not revoked, the shares represented by such proxy will be voted. The Company's offices are located at 2605 W. Wayzata Boulevard, Long Lake, Minnesota 55356, and its telephone number is (612) 473-1271. The mailing of this proxy statement to stockholders of the Company commenced on or about November 27, 1996.

     The Company currently has only one class of securities, Common Stock, of which 2,420,850 shares were issued and outstanding and entitled to vote at the close of business on November 11, 1996. Each share is entitled to one vote and stockholders have cumulative voting rights in connection with the election of directors in the event any stockholder gives written notice of intent to cumulate votes to any officer of the Company before the meeting or to the presiding officer at the meeting. A stockholder may cumulate votes for the election of directors by multiplying the number of votes to which the stockholder may be entitled by seven (the number of directors to be elected) and casting all such votes for one nominee or distributing them among any two or more nominees. Only stockholders of record at the close of business on November 11, 1996, will be entitled to vote at the meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting of Stockholders constitutes a quorum for the transaction of business.

     Under Minnesota law, each item of business properly presented at a meeting of stockholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Stockholders will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

         SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table includes information as of November 11, 1996, concerning the beneficial ownership of Common Stock of the Company by (i) stockholders known to the Company to hold more than five percent of the Common Stock of the Company, (ii) each of the directors of the Company, (iii) each executive officer named in the table on page 5 and (iv) all officers and directors of the Company as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held.

                                                                     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                    AMOUNT       OF CLASS
------------------------------------                    ------       --------
Dimensional Fund Advisors, Inc.                       144,600(1)       5.97%
  1299 Ocean Avenue
  Suite 1100
  Santa Monica, CA 90401

Paul Baszucki(2)                                       13,250(3)         *

Melvin L. Katten(2)                                    49,050(3)       2.02%

T.E. Larsen(2)                                          4,250(3)         *

Gerald E. Magnuson(2)                                   8,974(3)         *

George J. Martin(2)                                    39,300(3)       1.62%

Eugene J. Mora(2)                                       5,250(3)         *

Michael J. Pudil(2)(4)                                103,334(3)       4.09%

William J. Lucke(4)                                    17,542(3)         *

All Officers and Directors as a Group (8 persons)     240,950(3)       9.42%

------------------------------
* Less than one percent.

(1)  Based upon information provided by Dimensional Fund Advisors, Inc.

(2)  Serves as a director of the Company and has been nominated for re-election.

(3) Includes shares which may be purchased within sixty days from the date hereof pursuant to outstanding stock options in the amount of 4,250 shares for each of Messrs. Baszucki, Katten, Larsen, Magnuson, Martin and Mora; 103,334 shares for Mr. Pudil; 7,667 shares for Mr. Lucke; and 136,501 shares for all officers and directors as a group.

(4) Serves as an executive officer of the Company and appears in the table on page 5 hereof.


                           1. ELECTION OF DIRECTORS

     The Company has a Board of Directors consisting of seven persons elected annually to serve until the next annual meeting of stockholders or until their successors are elected. The Board of Directors has nominated for election at the annual meeting of stockholders the seven persons named below, to serve until the next annual meeting of stockholders or until their successors are elected, and each has consented to being named as a nominee. All of the nominees are currently directors of the Company and all were elected by the stockholders at the 1996 Annual Meeting of Stockholders. It is anticipated that proxies will be voted for such nominees, and the Board of Directors has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director if elected. In the event that any nominee named below is unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute or additional nominees as the Board of Directors may propose.

     The names and ages of the nominees, their principal occupations and other information is set forth below, based upon information furnished to the Company by the nominees.

                                                                                                DIRECTOR
NAME AND AGE                        PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS                  SINCE
------------                        --------------------------------------------                  -----
Paul Baszucki (56)        Co-Chairman and Chief Executive Officer of Norstan, Inc., Maple Grove,   1988
                          Minnesota (telecommunications); Director of Norstan, Inc. and G&K
                          Services, Inc.

Melvin L. Katten (60)     Senior Partner of Katten Muchin & Zavis, Chicago, Illinois (law firm).   1985

T.E. Larsen (69)          President of Advanced Innovation, Inc., Edina, Minnesota (research       1988
                          and development enterprise).

Gerald E. Magnuson (66)   Of Counsel to Lindquist & Vennum P.L.L.P., Minneapolis, Minnesota        1962
                          (law firm); Partner of Lindquist & Vennum P.L.L.P. until December
                          1994; Secretary of the Company; Director of PremiumWear, Inc. (f/k/a
                          Munsingwear, Inc.), Research, Incorporated and Sheldahl, Inc.

George J. Martin (59)     Consultant to PowCon Incorporated, San Diego, California (manufacturer   1983
                          of electronic welding products); Former President, Chief Executive
                          Officer and Chairman of PowCon Incorporated from 1987 to October,
                          1995.

Eugene J. Mora (61)       Private Consultant; prior to October 4, 1996, President, Chief Executive 1985
                          Officer and Director of AMSERV HEALTHCARE INC., LaJolla, California
                          (provider of homecare services to individuals).

Michael J. Pudil (48)     President and Chief Executive Officer of the Company; Prior to November  1993
                          1993, Vice President and General Manager of Remmele Engineering,
                          Inc., St. Paul, Minnesota (contract machining).

----------------------------

     The Board of Directors met five times during fiscal 1996. Each current director attended 75% or more of the meetings of the Board of Directors and any committee on which he served.

     The Company has two standing committees, the Compensation Committee and the Audit Committee. The Compensation Committee, which met two times during the last fiscal year, is currently comprised of Messrs. Magnuson (Chair), Baszucki, Katten and Larsen. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of officers and key employees.

     The Audit Committee, which met once during the last fiscal year, is currently comprised of Messrs. Mora (Chair), Magnuson and Martin. Among other duties, the Audit Committee reviews the internal and external financial reporting of the Company, reviews the scope of the independent audit and considers comments by the auditors regarding internal controls and accounting procedures and management's response to those comments.

     The Company does not have a nominating committee. However, the Company's Bylaws provide that a notice of proposed stockholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such stockholders to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year's Annual Meeting. The notice to the Company from a stockholder who intends to nominate a person at the meeting for election as a director must contain certain information about such stockholder and the person(s) nominated by such stockholder, including, among other things, the name and address of record of such stockholder, a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting, the name, age, business and residence addresses and principal occupation of each nominee, a description of all arrangements or understandings between the stockholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee(s), and the consent of each nominee to serve as a director if so elected. The Company may also require any proposed nominee to furnish other information reasonably required by the Company to determine the proposed nominee's eligibility to serve as director. If the presiding officer of a meeting of stockholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ending August 25, 1996, August 27, 1995, and August 28, 1994, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Michael Pudil, the Company's President and Chief Executive Officer and to each of the other most highly compensated officers of the Company in office at the end of fiscal year 1996, whose total cash compensation exceeded $100,000 during fiscal year 1996 (together with Mr. Pudil, the "Named Executive Officers") in all capacities in which they served:


                          SUMMARY COMPENSATION TABLE

                                                                       LONG TERM
                                                                     COMPENSATION
                                                                     ------------
                                           ANNUAL COMPENSATION          AWARDS
                                           -------------------       ------------
                                                                      SECURITIES
                                                                      UNDERLYING
                                                                       OPTIONS/         ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR       SALARY         BONUS          SARS        COMPENSATION(1)
---------------------------     ----       ------         -----      -----------     ---------------
Michael J. Pudil                1996      $171,979            $0         10,000          $2,114
 President and                  1995       154,760        31,500              0           1,542
 Chief Executive Officer        1994       119,423(2)    100,000        100,000               0

William J. Lucke                1996       122,151             0          5,000           1,587
 Vice President, Treasurer      1995       116,153        34,352(3)           0           1,703
 and Assistant Secretary        1994       103,900             0          4,000           1,538

---------------------------
(1) These amounts represent Company basic and matching contributions to the Company's 401(k) plan on behalf of such employees.

(2) Mr. Pudil joined the Company during fiscal year 1994.

(3) Includes a bonus payment of $10,390 to Mr. Lucke which was paid in fiscal year 1995 and the remaining amounts were paid subsequent to fiscal year 1995 for performance in that fiscal year.

OPTION GRANTS IN FISCAL YEAR 1996

     The following table contains information concerning the grant of stock options under the Company's 1987 and 1994 Stock Option Plans to the Named Executive Officers as of the end of fiscal year 1996.


                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                           INDIVIDUAL GRANTS
                    ------------------------------
                                                                                  POTENTIAL REALIZABLE
                                                                                    VALUE AT ASSUMED
                                                                                  ANNUAL RATES OF STOCK
                      NUMBER OF       % OF TOTAL                                   PRICE APPRECIATION
                     SECURITIES      OPTIONS/ SARS     EXERCISE                            FOR
                     UNDERLYING       GRANTED TO       OR BASE                         OPTION TERM
                      OPTIONS/         EMPLOYEES        PRICE       EXPIRATION    ---------------------
NAME                SARS GRANTED    IN FISCAL YEAR      ($/SH)         DATE          5%          10%
----                ------------    --------------     --------     ----------    --------     --------
Michael J. Pudil       10,000             29%           $3.875       1/11/06       $24,370     $61,760
William J. Lucke        5,000             14%            3.875       1/11/06        12,185      30,880

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Named Executive Officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of fiscal year 1996:


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                            NUMBER OF SECURITIES         VALUE OF UNEXERCISED IN-THE-
                                                           UNDERLYING UNEXERCISED             MONEY OPTIONS/SARS
                                                           OPTIONS/SARS AT FY-END                AT FY-END(1)
                                                        ----------------------------    -----------------------------
                        SHARES
                       ACQUIRED           VALUE
NAME                 ON EXERCISE       REALIZED(1)      EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----                 -----------       -----------      -----------    -------------    -----------     -------------
Michael J. Pudil            0              $  0           103,334          6,666          $125,000           $0
William J. Lucke        4,250               531             7,667          3,333             7,250            0

--------------------------
(1) Based on a per share price of $3.375, which was the closing sale price of the Company's Common Stock on August 23, 1996, the last trading day of the Company's fiscal year.

PENSION PLAN

     The Company has a pension plan for non-union employees of the Company, including executive officers. The plan provides benefits to all eligible employees and is applicable to executive officers on the same basis as other employees. Employees must not be eligible for benefits under that part of the Company's pension plan covering union employees and must have completed five years of service to be eligible for retirement benefits. Retirement benefits are calculated based upon a five-year average of annual salary rates being paid prior to retirement, all as defined in the plan. The following table* shows the payments that will be made, after deduction of Social Security benefits, under the Company's pension plan for non-union employees, given the years of service and compensation set forth below based on a retirement age of 65:

    FIVE-YEAR     ANNUAL PENSION UPON RETIREMENT WITH YEARS OF SERVICE INDICATED
 AVERAGE BASIC    --------------------------------------------------------------
  COMPENSATION        10          15           20           25           30
 -------------        --          --           --           --           --
    $ 50,000       $ 5,345      $ 8,018      $10,691      $13,364      $16,036
      75,000         8,845       13,268       17,691       22,114       26,536
     100,000        12,345       18,518       24,691       30,864       37,036
     125,000        15,845       23,768       31,691       39,614       47,536
     150,000        19,345       29,018       38,691       48,364       58,036
     175,000        19,345       29,018       38,691       48,364       58,036

* Under the current tax laws, compensation in excess of $150,000 may not be taken into account under the Company's pension plan. The$150,000 amount is subject to adjustment by the Secretary of the Treasury in $10,000 increments for increases in the cost of living.

BOARD COMPENSATION COMMITTEE REPORT

     Decisions on compensation of the Company's executives are generally made by the Compensation Committee of the Board consisting of Messrs. Baszucki, Katten, Larsen and Magnuson (Chair). All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. Pursuant to rules designed to enhance disclosure of companies' policies toward executive compensation, set forth below is a report submitted by the Compensation Committee addressing the Company's compensation policies for fiscal year 1996 as they affected Mr. Pudil, the Company's President and Chief Executive Officer, and the other executive officers.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. The Company's executive compensation has historically consisted of three components: (i) base salaries, (ii) stock options and (iii) cash bonuses paid out pursuant to annual profitability-based plans. The Compensation Committee has historically established the base salaries of each executive officer utilizing compensation surveys, performance against defined goals and longevity with the Company. With respect to cash bonuses, the Compensation Committee has historically established on an annual basis certain profitability targets at the beginning of each fiscal year, pursuant to which cash performance bonuses of up to 50% of an executive officer's base salary can be paid. The Company has also used stock option grants as a key ingredient of its executive compensation plans, reflecting the Compensation Committee's position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. In order to direct the Company's executives toward steady growth and to retain the executive's services, the stock options granted are exercisable over a ten-year period and vest over a period of either 24 months or 30 months.

RELATIONSHIP OF PERFORMANCE UNDER THE COMPENSATION PLANS. Due to the Company's financial performance over the past several years, no salary increases were granted to the Company's executive officers during the three fiscal years ended August 28, 1994, and no cash bonuses were paid to the executive officers during that same period except pursuant to the terms of a now-expired employment agreement with Mr. Pudil. In fiscal year 1995, bonuses were paid to certain executive officers equal to 10% of their current annual salaries. Bonuses were also paid subsequent to the end of fiscal 1995 for performance in that fiscal year. No stock options were granted to any executive officer in fiscal 1995. In fiscal 1996, no cash bonuses were earned but there were cash bonuses paid in 1996 which were earned in 1995. Stock options are intended to focus the Company's key employees, including the Named Executives, on long-term Company performance which results in improvement in shareholder value and provides earning potential to the executives. At various times in the past the Company has adopted certain broad-based employee benefit plans in which the Company's executive officers have been permitted to participate. Benefits under these plans are not directly or indirectly tied to Company performance.

CHIEF EXECUTIVE OFFICER COMPENSATION.  The compensation package for Michael
J. Pudil, the Company's Chief Executive Officer, was set by the Board of Directors. The compensation for Mr. Pudil was determined by using a process and philosophy similar to that used for all executives.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

Paul Baszucki       Melvin L. Katten       T.E. Larsen       Gerald E. Magnuson

The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Magnuson, a Director and a member of the Compensation Committee and the Company's Secretary, is Of Counsel to the law firm of Lindquist & Vennum P.L.L.P. which was paid for legal services rendered to the Company during the last fiscal year. Mr. Magnuson receives no financial benefit on account of amounts paid by the Company to Lindquist & Vennum P.L.L.P. for such legal services. It is anticipated that Lindquist & Vennum P.L.L.P. will continue to perform legal services for the Company during the current fiscal year.

PERFORMANCE GRAPH

     The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line graph presentation comparing cumulative, five-year stockholder returns on an indexed basis with a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company. The Company has chosen to use the NASDAQ Stock Market (U.S. Companies) Index as its broad market index and the NASDAQ Non-Financial Stock Index as its peer group index. The table below compares the cumulative total return as of the end of each of the Company's last five fiscal years on $100 invested as of August 25, 1991 in the common stock of the Company, the NASDAQ Stock Market Index and the NASDAQ Non-Financial Stock Index, assuming the reinvestment of all dividends:


                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                              [GRAPH PLOT POINTS}

                                      AUGUST 25,     AUGUST 30,     AUGUST 29,     AUGUST 28,     AUGUST 27,     AUGUST 25,
                                         1991           1992           1993           1994           1995           1996
                                         ----           ----           ----           ----           ----           ----
Washington Scientific Industries,
Inc.                                     $100         $ 87.50        $ 68.45        $ 65.48        $ 98.21        $ 80.36

NASDAQ Stock Market (U.S.)               $100         $108.45        $143.07        $148.91        $200.55        $226.17

NASDAQ Non-Financial Stocks              $100         $103.19        $135.36        $138.09        $188.69        $208.36

Since the Company's fiscal year ends on the last Sunday of August each year, data in the above table reflects market values as of the close of trading on the Friday preceding the Company's fiscal year end for each year presented.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company (currently all directors except Mr. Pudil) are paid an annual retainer of $4,500 and a fee of $500 for each meeting of the Board of Directors or any Committee attended, except that no payments are made for Committee meetings which immediately precede or follow a Board meeting. Mr. Martin receives an additional annual retainer of $25,000 for serving as the Company's Chairman. Mr. Magnuson receives an additional annual retainer of $4,000 for serving as the Company's Secretary.

     Each non-employee member of the Board of Directors receives at the time of election or re-election to the Board by the stockholders an option to purchase 1,000 shares of the Company's Common Stock at a purchase price equal to the fair market value of the Company's Common Stock on the date of such election or reelection. The term of each director option is five years, unless the director leaves the Board, in which event his option expires within 30 days of leaving the Board. Each director option is exercisable in installments of 25% per year beginning six months after the date of grant.

     The Company established a retirement program in 1982 for directors not covered by any other retirement plan of the Company which provides for the payment of an annual benefit equal to the annual retainer paid to directors during the full fiscal year preceding retirement. The retirement benefit, which is payable to directors who have served five years or more, commences at the time the retired director becomes 65 years old or later retires, and is subject to proportionate reduction if the director has served the Company less than 15 years. The maximum number of years that the benefit is payable is 10 years.

EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements with Mr. Pudil on October 18, 1995 and Mr. Lucke on April 24, 1986, as amended on June 29, 1989. The employment agreements provide, among other things, for a lump-sum cash severance payment to such individuals equal to approximately three times the individual's average annual compensation over the preceding five years plus certain fringe benefits under certain circumstances following a "change of control" of the Company. In general, a change in control would occur when there has been any change in the controlling persons reported in the Company's proxy statements, when 20% or more of the Company's outstanding voting stock is acquired by any person, when current members of the Board of Directors or their successors elected or nominated by such members cease to constitute at least 75% of the Board of Directors, when the Company merges or consolidates with or sells substantially all its assets to any person or entity, or when the Company's stockholders vote to liquidate or dissolve the Company. However, a "change in control" would not occur if any of these events is authorized, approved or recommended by the Board of Directors. The employment agreements also prohibit disclosure of confidential information concerning the Company and require disclosure and assignment of inventions, discoveries and other works relating to the individual's employment. If a change in control had occurred at the end of fiscal year 1996, Mr. Pudil and Mr. Lucke would have been entitled to the approximate payment indicated pursuant to the employment agreements: Mr. Pudil, $666,278, Mr. Lucke, $365,976; all current executive officers as a group, $1,032,254.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended August 25, 1996 all Section 16(a) filing requirements applicable to its insiders were complied with.


                                   AUDITORS

     On January 11, 1996, the Company terminated Deloitte & Touche LLP as its independent auditors and appointed Ernst & Young LLP as the Company's independent auditors. The reports of Deloitte & Touche LLP on the consolidated financial statements of the Company for the fiscal years ended August 27, 1995 and August 28, 1994 were unqualified and did not contain an adverse opinion, any disclaimers, qualification or modification as to uncertainty, audit scope, or accounting principles. The decision to change firms was recommended by the Audit Committee of the Board of Directors. In connection with the audits of the consolidated financial statements of the Company for the fiscal years ended August 27, 1995 and August 28, 1994, and during the period commencing August 27, 1995 through January 11, 1996, there were no disagreements or reportable events. A representative of Ernst & Young LLP is expected to be present at the Meeting, will be given an opportunity to make a statement and will be available to answer appropriate questions.


                            STOCKHOLDER PROPOSALS

     The rules of the Securities and Exchange Commission permit stockholders of a company to present proposals for stockholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by company action in accordance with the proxy rules. The Washington Scientific Industries, Inc. Annual Meeting of Stockholders following the end of fiscal year 1997 is expected to be held on or about January 8, 1998, and proxy materials in connection with that meeting are expected to be mailed on or about December 1, 1997. Stockholder proposals prepared in accordance with the proxy rules must be received by the Company on or before August 3, 1997.


                                   GENERAL

     The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

     The Company's Annual Report to Stockholders for the fiscal year ended August 25, 1996 is being mailed to stockholders with this Proxy Statement. Stockholders may receive without charge a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: Washington Scientific Industries, Inc., 2605 West Wayzata Boulevard, Long Lake, Minnesota 55356,
Attention: William J. Lucke, or by calling the Company at (612) 473-1271.

                                   By Order of the Board of Directors,



                                   Gerald E. Magnuson, Secretary



                     WASHINGTON SCIENTIFIC INDUSTRIES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 9, 1997

     The undersigned hereby appoints George J. Martin, Gerald E. Magnuson, Michael J. Pudil, or any of them, as proxies with full power of substitution to vote all shares of stock of Washington Scientific Industries, Inc. of record in the name of the undersigned at the close of business on November 11, 1996 at the Annual Meeting of Stockholders to be held in Minneapolis, Minnesota on January 9, 1997, or at any adjournment or adjournments, hereby revoking all former proxies.

1.   ELECTION OF DIRECTORS:

     [ ]  WITH AUTHORITY to vote for all     [ ]  WITHHOLD AUTHORITY to vote
          nominees listed below (except as        for all nominees listed below.
          marked to the contrary).



    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
          STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

               Paul Baszucki,  Melvin L. Katten,  T.E. Larsen,
  Gerald E. Magnuson,  George J. Martin,  Eugene J. Mora,  Michael J. Pudil

                         (Continued on reverse side)



                         (continued from other side)

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSAL (1) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND "FOR" SUCH PROPOSAL IF THERE IS NO SPECIFICATION.


                                          Dated________________________________


                                          _____________________________________
                                                       (Signature)

                                          _____________________________________
                                                       (Signature)

                                          Please sign name(s) exactly as shown
                                          at left. When signing as executor,
                                          administrator, trustee or guardian,
                                          give full title as such; when shares
                                          have been issued in names of two or
                                          more persons, all should sign.